EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-44793 and 333-71322 on Form S-8 of our report dated June 10, 2025, relating to the financial statements and supplemental schedule of the SchwabPlan Retirement Savings and Investment Plan, appearing in this Annual Report on Form 11-K of the SchwabPlan Retirement Savings and Investment Plan for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
June 10, 2025